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                                                                  EXHIBIT 12.1

                          CHEMICAL BANKING CORPORATION

                                AND SUBSIDIARIES

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                    AND PREFERRED STOCK DIVIDEND REQUIREMENTS

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Year Ended December 31, 1994 (in millions, except ratios)
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
EXCLUDING INTEREST ON DEPOSITS

Income before income taxes                                                                                             $2,212
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Fixed charges:
  Interest expense                                                                                                      2,036
  One third of rents, net of income from subleases(a)                                                                     102
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Total fixed charges                                                                                                     2,138
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Less: Equity in undistributed income of affiliates                                                                       (108)
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Earnings before taxes and fixed charges excluding capitalized interest                                                 $4,242
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Fixed charges, as above                                                                                                $2,138
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Preferred stock dividends(b)                                                                                              138
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Fixed charges including preferred stock dividends                                                                      $2,276
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Ratio of earnings to fixed charges and preferred stock dividend requirements                                             1.86
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INCLUDING INTEREST ON DEPOSITS

Fixed charges including preferred stock dividends, as above                                                            $2,276
Add: Interest on deposits                                                                                               2,378
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Total fixed charges including preferred stock dividends and interest on deposits                                       $4,654
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Earnings before taxes and fixed charges, excluding capitalized interest, as above                                      $4,242
Add: Interest on deposits                                                                                               2,378
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Total earnings before taxes and fixed charges, and interest on deposits                                                $6,620
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Ratio of earnings to fixed charges and preferred stock dividend requirements                                             1.42
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(a) The proportion deemed representative of the interest factor.

(b) Includes $12 million premium on redemption of preferred stock.